EXHIBIT 10.3
November 5, 2018

RE: Your Transition from Juniper

Dear Terry,

This letter (this “Letter”) amends that certain letter, dated May 24, 2018 (the “Original Letter”), entered into between Juniper Networks, Inc. (“Juniper”) and Terrance Spidell (“you”).

Amendment: The second paragraph of the Original Letter is hereby amended in its entirety and replaced with the following:

“Your full-time employment with Juniper will end on the business day immediately following the date that Juniper’s Annual Report on Form 10-K for the fiscal year 2018 is filed with the U.S. Securities and Exchange Commission (such date, the “Termination Date”).”

Miscellaneous Items: You and Juniper acknowledge that each party to this letter has either been represented by independent legal counsel or has waived such party’s right to obtain advice of independent legal counsel in connection with entering into this letter. This letter may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A PDF, facsimile or other reproduction of this letter may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device. This Letter and the Original Letter represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Letter and the Original Letter merge into this Letter and the Original Letter. To the extent of any conflict between the provisions of this Letter and those of the Original Letter as heretofore in effect, this Letter shall control and otherwise govern and supersede such provisions.

Signature: /s/ Terrance Spidell
Print Name: Terrance Spidell

Juniper Networks, Inc.

By: /s/ Brian M. Martin
Name: Brian M. Martin
Title: Senior Vice President and General Counsel